                                                                  EXHIBIT 10.1.1

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                         BENJAMIN FRANKLIN BANCORP, INC.

                                       AND

                               THOMAS R. VENABLES

                               TABLE OF CONTENTS

1. EMPLOYMENT.........................................................................      1

2. EFFECTIVE DATE AND TERM............................................................      1

3. COMPENSATION AND BENEFITS..........................................................      2

   3.1. SALARY........................................................................      2
   3.2. REGULAR BENEFITS..............................................................      2
   3.3. OTHER BENEFITS................................................................      2
   3.4. BUSINESS EXPENSES.............................................................      3
   3.5. VACATION......................................................................      3
   3.6. GENERAL.......................................................................      3

4. EXTENT OF SERVICE..................................................................      3

5. TERMINATION UPON DEATH.............................................................      3

6. DISCHARGE FOR SPECIALLY-DEFINED CAUSE..............................................      4

   6.1. NOTICE AND DETERMINATION OF SPECIALLY-DEFINED CAUSE...........................      4
   6.2. SUSPENSION; FINAL DISCHARGE...................................................      5
   6.3. TERMINATION OF OBLIGATIONS....................................................      5

7. TERMINATION BY THE EXECUTIVE.......................................................      5

   7.1. TERMINATION BY THE EXECUTIVE FOR GOOD REASON..................................      5
   7.2. OTHER VOLUNTARY TERMINATION BY THE EXECUTIVE..................................      6
   7.3. TERMINATION DUE TO RETIREMENT.................................................      6
   7.4. GOOD REASON...................................................................      6
   7.5. CHANGE IN CONTROL.............................................................      8

8. TERMINATION BY EITHER EMPLOYER WITHOUT SPECIALLY-DEFINED CAUSE.....................      8

9. CERTAIN TERMINATION BENEFITS.......................................................      9

   9.1. EARNINGS TO DATE OF TERMINATION...............................................      9
   9.2. LUMP SUM PAYMENT..............................................................      9
   9.3. BENEFIT CONTINUATION..........................................................      9
   9.4. PENSION ADJUSTMENT............................................................      9
   9.5. VESTING OF STOCK AWARDS AND OPTIONS...........................................      9

10. ADJUSTMENT FOR UNAVAILABILITY OF BENEFITS.........................................     10

11. DEATH OR DISABILITY BEFORE COMPLETION OF CHANGE IN CONTROL........................     10

   11.1. CERTAIN PAYMENTS.............................................................     10
   11.2. PRELIMINARY CHANGE IN CONTROL................................................     10

12. DISABILITY........................................................................     10

   12.1. TERMINATION DUE TO DISABILITY................................................     10

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
   12.2. EFFECTIVE DATE OF TERMINATION................................................     11

13. EXCISE TAXES......................................................................     12

   13.1. COVERED BENEFITS.............................................................     12
   13.2. CERTAIN ASSUMPTIONS..........................................................     12
   13.3. TAX INDEMNIFICATION..........................................................     12

14. CONFIDENTIAL INFORMATION..........................................................     13

15. NO MITIGATION; NO OFFSET..........................................................     13

16. INDEMNIFICATION AND INSURANCE.....................................................     13

   16.1. INDEMNIFICATION..............................................................     13
   16.2. INSURANCE....................................................................     13

17. NON-COMPETITION; NON-SOLICITATION.................................................     13

   17.1. WHILE EMPLOYED...............................................................     14
   17.2. POST-EMPLOYMENT..............................................................     14

18. MISCELLANEOUS.....................................................................     15

   18.1. CONFLICTING AGREEMENTS.......................................................     15
   18.2. DEFINITION OF "PERSON".......................................................     15
   18.3. WITHHOLDING..................................................................     15
   18.4. ARBITRATION OF DISPUTES......................................................     15
   18.5. INDEMNIFICATION FOR ATTORNEYS' FEES..........................................     15
   18.6. INTERPRETATION...............................................................     16
   18.7. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC......................................     16
   18.8. ENFORCEABILITY...............................................................     16
   18.9. REDUCTIONS...................................................................     16
   18.10. WAIVER......................................................................     17
   18.11. NOTICES.....................................................................     17
   18.12. ELECTION OF REMEDIES........................................................     17
   18.13. AMENDMENT...................................................................     17
   18.14. NO EFFECT ON LENGTH OF SERVICE..............................................     17
   18.15. ALLOCATION OF OBLIGATIONS AS BETWEEN THE BANK AND THE HOLDING COMPANY.......     17
   18.16. PAYMENTS TO ESTATE OR BENEFICIARIES.........................................     18
   18.17. ENTIRE AGREEMENT; EFFECT ON PRIOR AGREEMENTS................................     18
   18.18. COUNTERPARTS AND FACSIMILE SIGNATURES.......................................     18
   18.19. GOVERNING LAW...............................................................     18

                              EMPLOYMENT AGREEMENT

      Agreement made as [______], 2005 (this "AGREEMENT"), by and between Benjamin Franklin Bancorp, Inc., a Massachusetts corporation (the "HOLDING COMPANY") and Thomas R. Venables of Weston, Massachusetts (the "EXECUTIVE"). The Holding Company is the parent company of Benjamin Franklin Bank, a Massachusetts chartered savings bank with its executive offices in Franklin, Massachusetts (the "BANK") (the Bank and the Holding Company shall be hereinafter individually and collectively referred to as the "EMPLOYERS").

                                   WITNESSETH

      WHEREAS, the Employers desire to continue to provide for the Executive's employment by the Holding Company and the Bank;

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the Holding Company and the Executive agree as follows:

      1. EMPLOYMENT. The Executive shall serve the Holding Company and Bank as President and Chief Executive Officer. In such positions, the Executive shall have the duties, responsibilities and authorities determined and designated from time to time by the respective Boards of Directors, including without limitation complete management authority with respect to, and responsibility for, the overall operations and day-to-day business and affairs of the Holding Company and the Bank. The Executive shall serve under the direction and supervision of and report only to the Boards. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities (a) which would result in a noncompliance with or violation of any applicable law or regulation or (b) on a regular basis in any locations outside the counties in which the Bank now has branch offices, unless agreed upon by the Executive.

      2. EFFECTIVE DATE AND TERM. The Employers agree to employ the Executive during an initial period of three (3) years beginning on the date first above written (the "EFFECTIVE DATE") and ending on the day before the third (3rd) anniversary of the Effective Date, and during the period of any additional extensions described below in this Section 2 (the "TERM OF EMPLOYMENT"). The parties intend that, at any point in time during the Executive's employment hereunder, the then-remaining Term of Employment shall be three years. On the day after the Effective Date and on each day thereafter, the Term of Employment shall be extended by one day, such that on any date the Term of Employment will expire on the day before the third (3rd) anniversary of such date. These extensions shall continue in perpetuity until discontinued by: (i) notice to the Executive given by either Employer that it has elected to discontinue the extensions; (ii) notice by the Executive to either Employer that the Executive has elected to discontinue the extensions; or (iii) termination of the Executive's employment with either Employer, whether by resignation, Disability (as provided in Section 12.1), discharge or otherwise. On the earlier of (i) the date on which such a notice is deemed given or (ii) the effective date of a termination of the Executive's employment with the Employers, the Term of Employment shall be converted to a fixed period of three (3) years ending on the day before the third (3rd) anniversary of such date (provided, however, that the Term of Employment shall terminate on such earlier date as may be specifically provided in this Agreement in the event of the Executive's death, Retirement, Voluntary Termination or termination for Specially-Defined

                                                                  EXHIBIT 10.1.1

Cause). The last day of such term, as so extended from time to time, is herein sometimes referred to as the "EXPIRATION DATE". At least once in each calendar year the Holding Company Board will review this Agreement and the Executive's performance for purposes of determining whether to continue to extend the Agreement and the rationale and results thereof shall be included in the minutes of such Board's meeting. The Board shall give notice to the Executive reasonably promptly after such review if it has decided to discontinue extending the Term of Employment.

      3. COMPENSATION AND BENEFITS. The compensation and benefits payable to the Executive under this Agreement shall be as follows, it being understood that (i) references to benefits offered by, or to officers of, the Holding Company are intended to include benefits offered by, or to officers of, the Bank and (ii) payments or benefits required to be provided by the Holding Company may be provided by the Bank:

            3.1. SALARY. For all services rendered by the Executive to the Holding Company and its affiliates, the Executive shall be entitled to receive a base salary at an annual rate not less than the Executive's base salary as in effect on the Effective Date, subject to increase from time to time in accordance with the usual practices of the Holding Company with respect to review of compensation of its senior executives. In addition, if the Executive's annual base salary is increased at any time before the Expiration Date, such increased annual base salary shall become a floor below which such annual base salary shall not fall at any future time during the Term of Employment without the Executive's written consent, provided, however, that such increased base salary may be reduced (but not below the level originally in effect on the Effective Date) on a basis consistent with and concurrently with across-the-board salary reductions based on the Employers' financial performance similarly affecting all senior management personnel of the Holding Company and its affiliates. The Executive's salary shall be payable in periodic installments in accordance with the Holding Company's usual practice for its senior executives.

            3.2. REGULAR BENEFITS. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, disability income plans, retirement plans, bonus incentive plans, and other benefit plans from time to time in effect for senior executives of the Holding Company. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Holding Company and
(iii) the discretion of the Board of Directors of the Holding Company or any administrative or other committee provided for in or contemplated by such plans.

            3.3. OTHER BENEFITS.

            (a) AUTOMOBILE. The Executive shall also be provided with the use of an automobile at the Employers' expense. The Executive shall comply with such reasonable reporting and expense limitations on the use of the automobile as may be established from time to time by the Employers. The Employers shall include annually on the Executive's Form W-2 any amount attributable to the Executive's personal use of such automobile.

            (b) SERP. The Executive shall continue to be entitled to the supplemental retirement benefits provided by the Salary Continuation Agreement dated August 22,

      2002 between the Bank and the Executive.

            3.4. BUSINESS EXPENSES. The Holding Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of the Executive's duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Holding Company.

            3.5. VACATION. The Executive shall be entitled to not less than four
(4) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Holding Company, which approval shall not be unreasonably withheld.

            3.6. GENERAL. Nothing paid to the Executive under any plan, policy or arrangement currently in effect or made available in the future shall be deemed to be in lieu of other compensation to the Executive as described in this Agreement.

      4. EXTENT OF SERVICE. During the Term of Employment, the Executive shall, subject to the direction and supervision of the Boards of Directors of the Holding Company and the Bank, devote the Executive's full time, best efforts and business judgment, skill and knowledge to the advancement of the Employers' interests and to the discharge of the Executive's duties and responsibilities hereunder. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors of the Holding Company; provided, however, that nothing herein shall be construed as preventing the Executive from:

            (a) investing the Executive's assets in such form or manner as shall not require any material services on the Executive's part in the operations or affairs of the companies or the other entities in which such investments are made, provided that the Executive may not own any interest in any entity that competes with the Holding Company or any affiliate (other than up to two percent (2%) of the outstanding voting stock of such an entity that is a publicly traded entity); or

            (b) serving on the board of directors of any company not in competition with the Holding Company or any affiliate, provided that the Executive shall not render any material services with respect to the operations or affairs of any such company; or

            (c) engaging in religious, charitable or other community or non-profit activities which do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

      5. TERMINATION UPON DEATH. In the event of the Executive's death during the Term of Employment, the Executive's employment (and the Term of Employment) shall terminate on the date of the Executive's death. The Holding Company shall pay to the Executive's beneficiary, designated in writing to the Holding Company prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation), (i) any base salary or other compensation earned through the date of death, plus (ii) the Executive's pro rata share (based on the portion of the then-current calendar year during which the Executive was employed before the Executive's death) of the highest of the aggregate annual amounts paid to the Executive (or accrued) as bonuses or other cash incentive compensation for the three calendar years preceding the termination of employment, plus (iii) the base salary that the Executive would have earned for a period of six months following the Executive's death, plus (iv) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Holding Company. In addition, the Holding Company shall continue in effect the medical benefits of the Executive's dependents at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of death for a six month period commencing on the date of death (or, if such continuation is not permitted by applicable law or if the Holding Company Board so determines in its sole discretion, the Holding Company shall provide the economic equivalent in lieu thereof).

      6. DISCHARGE FOR SPECIALLY-DEFINED CAUSE.

            6.1. NOTICE AND DETERMINATION OF SPECIALLY-DEFINED CAUSE. The Bank and the Holding Company may terminate the Executive's employment during the Term of Employment for Specially-Defined Cause. Such termination shall be deemed to have occurred for "SPECIALLY-DEFINED CAUSE" only if:

            (a) the Boards of Directors of each of the Holding Company and the Bank, by separate majority votes of their entire membership, determine that the Executive

                  (i) has been convicted for the commission of a felony from which all final appeals have been taken, or

                  (ii) has willfully and intentionally engaged in dishonest or gross misconduct in connection with the Executive's employment by the Holding Company or any affiliate thereof, in either case that results in material and demonstrable financial harm to the Holding Company or any of its affiliates. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Holding Company or any affiliate thereof. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Boards of Directors of the Holding Company and the Bank, or the advice of legal counsel for the Holding Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Holding Company or any affiliate thereof;

      and

            (b) at least forty-five (45) days prior to the votes contemplated by
      Section 6.1(a), the Holding Company has provided the Executive with notice of intent of the Holding Company and the Bank to discharge the Executive for Specially-Defined Cause, detailing with particularity the facts and circumstances which are alleged to constitute Specially-Defined Cause (the "NOTICE OF INTENT TO DISCHARGE"); and

            (c) after the giving of the Notice of Intent to Discharge and before the taking of the votes contemplated by Section 6.1(a), the Executive (together with the Executive's legal counsel, if the Executive so desires) is afforded a reasonable opportunity to make both written and oral presentations before the Boards of Directors of the Holding

      Company and the Bank for the purpose of refuting the alleged grounds for Specially-Defined Cause for the Executive's discharge; and

            (d) after the votes contemplated by Section 6.1(a), the Holding Company and the Bank have furnished to the Executive a notice of termination which shall specify the effective date of the Executive's termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Boards of Directors of the Holding Company and the Bank authorizing the termination of the Executive's employment for Specially-Defined Cause and stating with particularity the facts and circumstances found to constitute Specially-Defined Cause for the Executive's discharge (the "FINAL DISCHARGE NOTICE").

            6.2. SUSPENSION; FINAL DISCHARGE. Following the giving of a Notice of Intent to Discharge, the Bank and the Holding Company may temporarily suspend the Executive's duties and authority and, in such event, may also suspend the payment of salary and other cash compensation, but not the Executive's participation in retirement, insurance and other employee benefit plans. If the Executive is discharged for Specially-Defined Cause, all payments withheld during the period of suspension shall be deemed forfeited and shall not be payable to the Executive. If the Bank and the Holding Company do not give a Final Discharge Notice to the Executive within one hundred twenty (120) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Executive for Specially-Defined Cause shall require the giving of a new Notice of Intent to Discharge.

            6.3. TERMINATION OF OBLIGATIONS. In the event of termination pursuant to this Section 6, the Term of Employment shall terminate and the Holding Company shall pay to the Executive an amount equal to the sum of (a) base salary or other compensation earned through the date of termination, plus
(b) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Holding Company. All other obligations of the Holding Company under this Agreement shall terminate as of the date of termination.

      7. TERMINATION BY THE EXECUTIVE

            7.1. TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

            (a) The Executive shall be entitled to terminate the Executive's employment hereunder for or with Good Reason (as defined in Section 7.4). Upon any such termination, the Executive shall be entitled to receive the benefits set forth in Section 9. A termination of employment by the Executive for Good Reason shall be effectuated by giving the Holding Company written notice ("NOTICE OF TERMINATION FOR GOOD REASON") of the termination, setting forth in reasonable detail the specific conduct of the Holding Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date

                                                                  EXHIBIT 10.1.1

      (which date shall in no event be later than 30 days after the notice is given).

            (b) The failure to set forth any fact or circumstance in a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the Executive from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

            7.2. OTHER VOLUNTARY TERMINATION BY THE EXECUTIVE. During the Term of Employment, the Executive may effect, upon sixty (60) days prior written notice to the Holding Company, a Voluntary Termination of the Executive's employment hereunder and thereupon the Term of Employment (if not already expired) shall end. A "VOLUNTARY TERMINATION" shall mean a termination of employment by the Executive on the Executive's own initiative other than (a) a termination due to death or Disability (as defined in Section 12), (b) a termination for Good Reason (as defined in Section 7.4), (c) a termination due to Retirement (as defined in Section 7.3), or (d) a termination as a result of the normal expiration of the full Term of Employment. If, during the Term of Employment, the Executive's employment is so terminated due to a Voluntary Termination, the Term of Employment shall thereupon end and the Holding Company shall pay to the Executive an amount equal to the sum of (a) base salary or other compensation earned through the date of termination, plus (b) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Holding Company.

            7.3. TERMINATION DUE TO RETIREMENT. "RETIREMENT" shall mean the termination of the Executive's employment with the Holding Company for any reason by the Executive at any time after the Executive attains "Retirement Age" (as hereinafter defined). "RETIREMENT AGE" shall mean the earlier to occur of
(x) age 65 and (y) an age of 60 or greater at which the Holding Company, by vote of the Board of Directors, permits the Executive to retire. The Executive may terminate the Executive's employment hereunder due to Retirement upon thirty
(30) days prior written notice to the Holding Company. If, during the Term of Employment, the Executive's employment is so terminated due to Retirement, the Term of Employment shall thereupon end and the Executive shall be entitled to
(i) continuation of the medical benefits of the Executive and Executive's dependents at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of termination for the one-year period following the termination of the Executive's employment due to Retirement (or, if such continuation is not permitted by applicable law or if the Board of the Holding Company so determines in its sole discretion, the Holding Company shall provide the economic equivalent in lieu thereof), and (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Holding Company.

            7.4. GOOD REASON. For purposes of this Agreement, the term "GOOD REASON" shall mean any of the following:

            (a) the failure of the Board of Directors of the Holding Company to elect the Executive to the offices of President and Chief Executive Officer, or to continue the Executive in such offices;

            (b) the failure of the Board of Directors of the Bank to elect the Executive to the offices of President and Chief Executive Officer, or to continue the Executive in such offices;

            (c) the failure of the shareholders (whether in an election in which the Executive stands as a nominee or in an election in which the Executive is not a nominee) to elect or re-elect the Executive as a member of the Board of Directors of the Holding Company at the expiration of the Executive's term of membership, unless such failure is a result of the Executive's refusal to stand for election;

            (d) the failure by either Employer to comply with the provisions of
      Section 3;

            (e) any action by either Employer which results in a significant diminution in the Executive's responsibilities, authorities, powers, functions or duties;

            (f) a material breach by either Employer of any of the provisions of this Agreement which failure or breach shall have continued for thirty
      (30) days after written notice from the Executive to the Holding Company specifying the nature of such failure or breach; and

            (g) a determination by the Board of either Employer not to continue to extend the term of this Agreement as provided in Section 2.

In addition, "Good Reason" shall include the following events but only if they shall occur within two years following a "Change in Control" (as defined in Section 7.5):

            (h) a change in the Executive's principal place of employment to a place that is not the principal executive office of the Holding Company, or a relocation of the Holding Company's principal executive office to a location that increases the Executive's commute from the Executive's principal residence to the Holding Company's principal executive office by more than ten (10) miles;

            (i) the failure by either Employer to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by either Employer which would directly or indirectly materially reduce any of such benefits, or the failure by either Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employers in accordance with the Employers' normal vacation policy in effect at the time of the Change in Control;

            (j) a reasonable determination by the Executive that, as a result of a Change in Control, the Executive is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control;

            (k) a reasonable determination by the Executive that, as a result of a Change in Control, the Executive's working conditions have significantly worsened; and

                                                                  EXHIBIT 10.1.1

            (l) the failure of the Holding Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

            7.5. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any of the following events:

            (a) If there has occurred a change in control which the Holding Company would be required to report in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

            (b) When any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Holding Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Holding Company or the Bank, as the case may be;

            (c) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company, and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in Subsection (b), (d) or (e) of this
      Section 7.5) whose election by the Board or nomination for election by the Holding Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Holding Company;

            (d) The stockholders of the Holding Company approve a merger, share exchange or consolidation ("MERGER OR CONSOLIDATION") of the Holding Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Holding Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Holding Company's then outstanding securities; or

            (e) The stockholders of the Holding Company or the Bank approve a plan of complete liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the Holding Company's or the Bank's assets.

      8. TERMINATION BY EITHER EMPLOYER WITHOUT SPECIALLY-DEFINED CAUSE. The Executive's employment with the Holding Company may be terminated without Specially-

                                                                  EXHIBIT 10.1.1

Defined Cause by the Board of Directors of either Employer, provided, however, that the Holding Company shall have the obligation upon any such termination to make the payments to the Executive provided for under Section 9 of this Agreement.

      9. CERTAIN TERMINATION BENEFITS. In the event of termination pursuant to
Section 7.1 or 8, the Executive shall be entitled to each of the following benefits:

            9.1. EARNINGS TO DATE OF TERMINATION. An amount equal to the sum of
(a) base salary or other compensation earned through the date of termination, plus (b) the Executive's pro rata share (based on the portion of the then-current calendar year during which the Executive was employed before termination of the Executive's employment) of the highest of the aggregate annual amounts paid to the Executive (or accrued) as bonuses or other cash incentive compensation for the three calendar years preceding the termination of employment, plus (c) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Holding Company.

            9.2. LUMP SUM PAYMENT. A lump sum severance benefit equal to three times the Executive's Highest Yearly Compensation. "HIGHEST YEARLY COMPENSATION" shall be the highest Total Compensation of the Executive during the three calendar years preceding the termination of employment. "TOTAL COMPENSATION" for each year shall be the aggregate of (i) all base salary paid for such year; (ii) any bonuses or other cash incentive compensation paid during such year; (iii) any amount which is contributed by the Employers on the Executive's behalf pursuant to a salary reduction agreement and which is not included in the Executive's gross income under Sections 125, 132(f) or 402(e)(3) of the Internal Revenue Code of 1986, as amended; (iv) any amounts earned but deferred with respect to such calendar year, and (v) any other amounts reported on the Executive's Form W-2 (Wages, tips, other compensation box) for such year. The lump sum payment shall be payable to the Executive in one lump-sum on the date of termination of employment.

            9.3. BENEFIT CONTINUATION. Continuation of the disability and medical benefits described in Section 3.2 existing on the date of termination at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of termination for a period of three years following the Executive's date of termination of employment.

            9.4. PENSION ADJUSTMENT. An amount equal to the excess of (a) the actuarial value of the benefits which the Executive would have accrued under each of the Holding Company's qualified and non-qualified pension plans in which the Executive was a participant as of the date of termination of employment if
(i) the Executive's employment had continued at the Executive's level of total compensation (determined as of the date of termination of employment) for a period of three years following the Executive's date of termination of employment and (ii) each such plan had remained in effect during such three-year period, over (b) the actuarial value of the Executive's actual benefits under such qualified and non-qualified pension plans. The actuarial value of such benefits shall be determined by the Compensation Committee of the Holding Company in its reasonable discretion.

            9.5. VESTING OF STOCK AWARDS AND OPTIONS. There shall be an acceleration of all vesting provisions, so that as of the date of termination of the Executive's employment, all stock

                                                                  EXHIBIT 10.1.1

awards made by the Holding Company to the Executive, to the extent then unvested or forfeitable, shall become immediately and fully vested and non-forfeitable, and all options to purchase Common Stock of the Holding Company, to the extent then not exercisable, shall become immediately and fully exercisable.

      10. ADJUSTMENT FOR UNAVAILABILITY OF BENEFITS. If, in spite of the provisions of this Agreement, benefits or service credits under any benefit plan provided by a third party shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Holding Company or the Bank, the Holding Company shall pay or provide for payment of such benefits and service credits for such benefits to the Executive, or to the Executive's dependents, beneficiaries or estate.

      11. DEATH OR DISABILITY BEFORE COMPLETION OF CHANGE IN CONTROL.

            11.1. CERTAIN PAYMENTS. The Executive shall be entitled to receive payments provided for under Section 9 of this Agreement that would have been payable if the Executive had resigned with Good Reason on the date of the Executive's termination of employment if

            (a) the Executive's employment terminates due to Disability pursuant to Section 12 or due to death, and

            (b) either

                  (i) such termination of employment occurred within one (1) year after the occurrence of a Change in Control; or

                  (ii) such termination occurred within one (1) year after the occurrence of a Preliminary Change in Control (as hereinafter defined), AND, in addition, a Change in Control occurs within two (2) years after such termination of employment.

            11.2. PRELIMINARY CHANGE IN CONTROL. "PRELIMINARY CHANGE IN CONTROL" shall mean each of (i) the signing of a definitive agreement for a transaction that, if consummated, would result in a Change in Control, (ii) the commencement of a tender offer that, if successful, would result in a Change in Control, and
(iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest that, if successful, would result in a Change in Control. Any payment required to be made pursuant to this Section 11 shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change in Control. Payments to be made pursuant to this
Section 11 shall be in lieu of and in substitution for payments required to be made in connection with death or disability pursuant to Section 5 or Section 12.

      12. DISABILITY.

            12.1. TERMINATION DUE TO DISABILITY. Either Employer may terminate the Executive's employment upon a determination, by vote of a majority of the members of its Board of Directors, acting in reliance on the written advice of a medical professional acceptable to the Board, that the Executive is suffering from a physical or mental impairment which, at the

                                                                  EXHIBIT 10.1.1

date of the determination, has prevented the Executive from performing the Executive's assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing the Executive's assigned duties on a substantially full-time basis for a period of at least one hundred and eighty
(180) days during the period of one (1) year beginning with the date of the determination (such impairment, the "DISABILITY"). In such event:

            (a) The Holding Company shall pay and deliver to the Executive an amount equal to the sum of (x) base salary or other compensation earned through the date of termination, plus (y) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Holding Company.

            (b) In addition to the amounts payable pursuant to Section 12.1(a), the Holding Company shall continue to pay the Executive the Executive's base salary, at the annual rate in effect for the Executive immediately prior to the termination of the Executive's employment, during the "Initial Continuation Period." The "INITIAL CONTINUATION PERIOD" shall commence on the date of termination of employment pursuant to Section 12.1 and shall end on the earliest of: (i) the expiration of one hundred and eighty (180) days after the date of termination of the Executive's employment; (ii) the date on which long-term disability insurance benefits are first payable to the Executive under any long-term disability insurance plan ("LTD PLAN") covering employees of the Bank or the Holding Company (the "LTD ELIGIBILITY DATE"); (iii) the date of the Executive's death; and (iv) the Expiration Date. If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of the Executive's death, the Holding Company shall continue to pay the Executive the Executive's base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for the Executive immediately prior to the termination of the Executive's employment (the "60% AMOUNT"), during an additional period ending on the earliest of the LTD Eligibility Date, the date of the Executive's death and the Expiration Date. While receiving disability payments under such LTD Plan, the Holding Company shall pay to the Executive an additional payment of such an amount, if any, as may be necessary so that the aggregate of such additional payment and the Executive's disability income payments will equal the 60% Amount, and the Executive shall continue to participate in the Employers' benefit plans and to receive other benefits as specified in Section 3.2 until the Expiration Date, with all such benefits to be at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of Disability.

            12.2. EFFECTIVE DATE OF TERMINATION. A termination of employment due to Disability under this Section 12 shall be effected by notice of termination given to the Executive by the applicable Employer and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive. A termination of employment by either Employer due to Disability under this
Section 12 shall be effective to terminate the Executive's employment with each of the Bank and the Holding Company.

                                                                  EXHIBIT 10.1.1

      13. EXCISE TAXES.

            13.1. COVERED BENEFITS. "COVERED BENEFITS" shall mean any benefit or payment from the Holding Company or any affiliate or any successor in interest to any of the foregoing that will be (or in the opinion of Tax Counsel (as defined below) might reasonably be expected to be) subject to any excise tax (the "EXCISE TAX") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"). In the event that at any time during or after the Term of Employment the Executive shall receive any Covered Benefits, the Holding Company shall pay to the Executive an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by the Executive from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of such Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to
(i) the Covered Benefits, minus (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Holding Company and reasonably acceptable to the Executive ("TAX COUNSEL"), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code).

            13.2. CERTAIN ASSUMPTIONS. For purposes of this Section 13, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the effective date of the Executive's termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, all determinations required to be made under this Section 13 shall be made by Tax Counsel, which determinations shall be conclusive and binding on the Executive and the Employers, absent manifest error.

            13.3. TAX INDEMNIFICATION. The Holding Company shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which the Executive incurs as a result of any administrative or judicial review of the Executive's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of the Executive's liability for the Excise Tax or otherwise relating to the classification for purposes of Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Executive by the Holding Company. The Executive shall promptly notify the Holding Company in writing whenever the Executive receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Agreement or otherwise is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of the Executive's liability under Section 4999). The Holding Company may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Executive by the Holding Company) and the

                                                                  EXHIBIT 10.1.1

Executive shall cooperate fully with the Holding Company in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Holding Company may have in connection therewith without prior consent of the Holding Company. In the event that the Holding Company elects not to assume control over such matters, the Holding Company shall promptly reimburse the Executive for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

      14. CONFIDENTIAL INFORMATION. The Executive will not disclose to any other Person (as defined in Section 18.2) (except as required by applicable law or in connection with the performance of the Executive's duties and responsibilities hereunder), or use for the Executive's own benefit or gain, any confidential information of the Holding Company or any affiliate obtained by the Executive incident to the Executive's employment with the Holding Company or the Bank. The term "CONFIDENTIAL INFORMATION" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of business or facilities) which have been discussed or considered by the management of the Holding Company or the Bank but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of the Executive's obligations hereunder.

      15. NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment or to mitigate damages, and there shall be no offset against any amounts due to the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Agreement are in the nature of severance payments or liquidated damages, or both, and are not in the nature of a penalty.

      16. INDEMNIFICATION AND INSURANCE.

            16.1. INDEMNIFICATION. To the maximum extent permitted under applicable law, during the Term of Employment and for a period of six years thereafter, the Holding Company shall indemnify the Executive against and hold the Executive harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Holding Company or any affiliate thereof.

            16.2. INSURANCE. During the Term of Employment and for a period of six years thereafter, the Holding Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by either Employer to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Holding Company or the Bank or service in other capacities at its request. The coverage provided to the Executive pursuant to this Section 16 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Holding Company.

      17. NON-COMPETITION; NON-SOLICITATION. For purposes of this Section 17, the term "EMPLOYER" shall include not only each of the Holding Company and the Bank but also every

                                                                  EXHIBIT 10.1.1

other affiliate of the Holding Company.

            17.1. WHILE EMPLOYED. During such time as the Executive is employed hereunder, the Executive will not compete with the banking or any other business conducted by any Employer during the period of the Executive's employment hereunder, nor will the Executive attempt to hire any employee of any Employer, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with any Employer, or interfere with or damage (or attempt to interfere with or damage) any relationship between any Employer and any customers of any Employer or solicit or encourage any customer of any Employer to terminate its relationship with any Employer or to conduct with any other person any business or activity which such customer conducts or could conduct with any Employer.

            17.2. POST-EMPLOYMENT. The provisions of this Section 17.2 shall not be binding on the Executive (and shall become of no further force or effect) after a Change in Control shall have occurred. The Executive agrees that during the one-year period following termination of the Executive's Employment for any reason (the "NONCOMPETITION PERIOD"), the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in any city or town in which the Bank maintains an office (a "COMPETING BUSINESS"), provided, however, that this provision shall not prohibit the Executive from (x) owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded and (y) being employed by a Competing Business outside of such cities and towns so long as the Executive is in compliance with the provisions of the remainder of this Section 17.2. During the Noncompetition Period, the Executive will not, directly or indirectly, (i) solicit or encourage any person who was employed by any Employer on the date of termination of the Executive's employment to leave his or her employment at any Employer, or (ii) encourage or assist any person with whom the Executive has an employment or consulting or other similar relationship in identifying, recruiting or soliciting any commercial loan officer or relationship manager who was employed by any Employer on the date of termination of the Executive's employment ("TERMINATION DATE"), or (iii) assist such person in formulating an employment package for such officer or manager to the extent such assistance involves the use of confidential information (as that term is defined in Section 14). The provisions of this Section 17.2 shall not be construed to prohibit any person who employs the Executive as an employee or consultant from advertising generally for employees in the markets served by any Employer or from hiring any candidate, whether or not such person was employed by an Employer, so long as the Executive does not breach the covenants set forth in this Section 17.2. During the Noncompetition Period, the Executive will not, directly or indirectly, solicit or encourage or assist others to solicit any business from any person or entity which, together with its affiliates, had commercial loans outstanding from the Bank which in the aggregate amounted to $1,000,000 or more at any time within the six-month period prior to the Termination Date ("COMMERCIAL LOAN CUSTOMERS"). This Section 17.2 shall not be construed to prohibit any of the Executive's future employers from making general public announcements to the effect that the Executive has become affiliated with such new employer or holding receptions to introduce the Executive to persons other than Commercial Loan Customers. The Executive agrees to inform any potential new employer of the covenant set forth in this Section 17.2 prior to accepting employment during the Noncompetition Period.

                                                                  EXHIBIT 10.1.1

      18. MISCELLANEOUS.

            18.1. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of the Executive's obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound, and that the Executive is not now subject to any covenants against competition or similar covenants which would affect the performance of the Executive's obligations hereunder.

            18.2. DEFINITION OF "PERSON". For purposes of this Agreement, the term "PERSON" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

            18.3. WITHHOLDING. All payments made under this Agreement shall be net of any tax or other amounts required to be withheld under applicable law.

            18.4. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Holding Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 18.4. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            18.5. INDEMNIFICATION FOR ATTORNEYS' FEES. The Holding Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses (collectively, "EXPENSES"), incurred by the Executive in connection with or arising out of any action, suit, proceeding (including any tax controversy) or contest in which the Executive may be involved, as a result of the Executive's efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Holding Company's or the Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise. Unless it is determined that under the circumstances recovery by the Executive of all or a part of any such Expenses would be unjust, the Holding Company shall pay as incurred, to the full extent permitted by law, all Expenses that the Executive may reasonably incur as a result of or in connection with the Executive's consultation with legal counsel or arising out of any action, suit, proceeding, tax controversy or contest (regardless of the outcome thereof) by the Holding Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code. This Section
18.5 shall apply whether such consultation, action, suit, proceeding, tax controversy or contest arises before, on, after or as a result of a Change of Control and shall continue in effect notwithstanding the termination or expiration of this Agreement or the Term of Employment.

            18.6. INTERPRETATION. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5" would be part of "Section 5" and references to "Section 5" would also refer to material contained in the subsection described as "Section 5.5").

            18.7. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC.

            (a) This Agreement is personal to the Executive and, without the prior written consent of the Holding Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Holding Company and its successors and permitted assigns.

            (c) The Holding Company may not assign this Agreement or any interest herein without the prior written consent of the Executive and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Holding Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Holding Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "the Holding Company" shall mean both the Holding Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

            18.8. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            18.9. REDUCTIONS. Notwithstanding anything to the contrary contained in this Agreement, any and all payments and benefits to be provided to the Executive hereunder are subject to reduction to the extent required by applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Bank or the Holding Company. The Executive confirms that the Executive is aware of the fact that the Federal Deposit Insurance Corporation has the power to preclude the Bank from making payments to the Executive under this Agreement under certain circumstances. The Executive agrees that neither the Bank nor the Holding Company shall be deemed to be in breach of this Agreement if it is precluded from making a payment otherwise payable hereunder by reason of regulatory requirements binding on the Bank or the Holding Company, as the case may be.

            18.10. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

            18.11. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, and addressed to the Executive at the Executive's last known address on the books of the Holding Company or, in the case of the Holding Company, at its main office, attention of the Board of Directors.

            18.12. ELECTION OF REMEDIES. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not constitute a breach by the Executive of any agreement the Executive may have with the Holding Company and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Holding Company's benefit plans, programs or policies.

            18.13. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Holding Company.

            18.14. NO EFFECT ON LENGTH OF SERVICE. Nothing in this Agreement shall be deemed to prohibit the Holding Company or the Bank from terminating the Executive's employment before the end of the Term of Employment with or without notice for any reason. This Agreement shall determine the relative rights and obligations of the Bank, the Holding Company and the Executive in the event of any such termination. In addition, nothing in this Agreement shall require the termination of the Executive's employment at the expiration of the Term of Employment. Any continuation of the Executive's employment beyond the expiration of the Term of Employment shall be on an "at-will" basis unless the Bank, the Holding Company and the Executive agree otherwise.

            18.15. ALLOCATION OF OBLIGATIONS AS BETWEEN THE BANK AND THE HOLDING COMPANY. The parties understand that the Executive will perform substantial services for the Holding Company, the Bank, and other affiliates of the Holding Company. Unless otherwise determined by the Board of Directors of the Holding Company, the Executive shall not be entitled to compensation in addition to the compensation set forth in Section 3 of this Agreement as a result of the Executive's serving as an officer of any affiliate of the Holding Company. The Bank and the Holding Company shall apportion between them the amounts to be paid under this Agreement, based upon the services rendered by the Executive to each of the Bank and the Holding Company, respectively. Any entitlement of the Executive to severance compensation or other termination benefits under this Agreement shall be determined on the basis of the aggregate compensation payable to the Executive by the Bank and the Holding Company, and liability therefor shall be apportioned between the Bank and the Holding Company in the same manner as compensation paid to the Executive for services to each of them. It is the intent and purpose of this Section 18.15 that the Executive have the same legal and economic rights that the Executive would have if all of the Executive's services were rendered to and all of the Executive's compensation were paid by the Holding Company.

            18.16. PAYMENTS TO ESTATE OR BENEFICIARIES. In the event of the Executive's death prior to the completion by the Holding Company of all payments due the Executive under this Agreement, the Holding Company shall continue such payments (other than payments which by their terms cease upon death) to the Executive's beneficiary designated in writing to the Holding Company prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation) and, as applicable, to the Executive's surviving dependents.

            18.17. ENTIRE AGREEMENT; EFFECT ON PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations, prior draft agreements, and discussions of the parties, whether oral or written. This Agreement specifically amends and restates and supersedes and replaces in its entirety that certain Employment Agreement, dated as of May 1, 2002, by and among the Holding Company, the Bank and the Executive.

            18.18. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures.

            18.19. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts without giving effect to its principles of conflicts of laws.

                                   * * * * * *

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Holding Company, by its duly authorized officer, and by the Executive, as of the date first above written.

ATTEST:                                   BENJAMIN FRANKLIN BANCORP, INC.

__________________________________        By:__________________________________
                                          Title:_______________________________

[Seal]
WITNESS                                   EXECUTIVE

__________________________________        _____________________________________
                                          Thomas R. Venables

The undersigned hereby unconditionally
guarantees the obligations of the
Holding Company under the foregoing
Agreement.

BENJAMIN FRANKLIN BANK

By:_______________________________
Title:____________________________